Exhibit 5.1

July 8, 2011

World Heart Corporation

4750 Wiley Post Way

Suite 120

Salt Lake City, UT 84116

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by World Heart Corporation, a Delaware corporation (the “Company”), of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to 750,000 shares (the “EIP Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 EIP”).

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Bylaws, as currently in effect, the 2006 EIP, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the EIP Shares have been duly authorized and, when sold and issued in accordance with the 2006 EIP and the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY LLP

By: /s/ Mark Weeks

            Mark Weeks

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